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                                                                    EXHIBIT 4.09


                                  EXCITE@HOME
                  STOCK OPTION EXERCISE NOTICE AND AGREEMENT

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    Instructions: Login to Options Online to see vested shares. Call your broker to place your sell order. Complete and sign this Agreement and fax to Stock Administration at 650-569-5045, or deliver to 440
    Broadway, 4th Floor, Redwood City, CA 94063. Call 650-556-6548 or 650-556-5335 with questions.
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I hereby elect to purchase the number of shares of Series A Common Stock of AT
HOME CORPORATION the "Company") as set forth below:

     Name: _________________________   Other Broker:______________________


 Address: __________________________   Contact name:______________________

          __________________________   Contact Phone Number:______________

         -----                         Account Number:____________________
  Broker:-----  Merrill Lynch
         -----  PaineWebber

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
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  Option               Option             Option                 Shares                              Option
  Number                Date              Type **               Exercised                            Price
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
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** FOR U.S. TAXPAYERS, THE IRS REQUIRES TAX WITHHOLDING ON THE EXERCISE OF A
"NQ" OR NON-QUALIFIED OPTION OPTION (28% FEDERAL, APPLICABLE STATE & LOCAL, 6.2%
SOCIAL SECURITY to the yearly maximum & 1.45% MEDICARE).

Delivery of Purchase Price. Participant hereby delivers to the Company the Purchase Price, to the extent permitted in the Option Agreement (the "Option Agreement") as follows (check as applicable and complete):

  [_____] in cash (by check) in the amount of $_________________, receipt of which is acknowledged by the Company

  [_____] through a "same-day-sale" commitment, from Participant and the Broker named above, or;

  [_____] through a "margin" commitment, from Participant and the Broker named above.

Tax Consequences. PARTICIPANT UNDERSTANDS THAT PARTICIPANT MAY SUFFER ADVERSE TAX CONSEQUENCES AS A RESULT OF PARTICIPANT'S PURCHASE OR DISPOSITION OF THE SHARES. PARTICIPANT REPRESENTS THAT PARTICIPANT HAS CONSULTED WITH ANY TAX CONSULTANT(S) PARTICIPANT DEEMS ADVISABLE IN CONNECTION WITH THE PURCHASE OR DISPOSITION OF THE SHARES AND THAT PARTICIPANT IS NOT RELYING ON THE COMPANY FOR ANY TAX ADVISE.

Entire Agreement. The Plan and Option Agreement are incorporated herein by reference, and participant hereby acknowledges receipt thereof. This Exercise Agreement, the Plan and the Option Agreement constitute the entire agreement and understanding of the parties and supercede in their entirety all prior understandings and agreements of the Company and Participant with respect to the subject matter hereof, and are governed by California law except for that body of law pertaining to choice of law or conflict of law.

Duplicate Trades. Participant understands that if they place a sell order for the same block of shares with more than one broker and both orders are executed, that both transactions will be cancelled and participant will be held solely responsible for any brokerage charges, bank fees, interest and any and all costs associated with the cancellation of the orders.

Signature of Participant                                 Date